UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 28, 2006

The L. S. Starrett Company

(Exact name of registrant as specified in its charter)

Massachusetts	1-367	04-1866480

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

121 Crescent St
Athol, Massachusetts		01331

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(978) 249-3551

Not Applicable

Former name or former address if changed since last report

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is filed as an amendment (Amendment No. 1) to the Current Report on Form 8-K filed by The L. S. Starrett Company (the Company) on May 3, 2006 (the “Original Form 8-K”) to provide the historical financial statements of Tru-Stone Technologies, Inc. (Tru-Stone) and the pro forma financial information required pursuant to Item 9.01 of Form 8-K. All other items of the Original Form 8-K are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)

Financial Statements of Businesses Acquired

The audited financial statements of Tru-Stone for the years ended December 31, 2005 and December 31, 2004, and the unaudited financial statements for the quarters ended March 31, 2006 and March 31, 2005 are included as Exhibit 99.1 to this Form 8-K/A.

(b)

Pro Forma Financial Information

The unaudited pro forma combined balance sheet of the Company and Tru-Stone as of March 25, 2006 and the unaudited pro forma combined statement of operations of the Company and Tru-Stone for the year ended June 25, 2005 and the nine months ended March 25, 2006 are included as Exhibit 99.2 to this Form 8-K.

(c)

Exhibits

99.1  The audited financial statements of Tru-Stone for the years ended December 31, 2005 and December 31, 2004, and the unaudited financial statements for the quarters ended March 31, 2006 and March 31, 2005.

99.2  The unaudited pro forma combined balance sheet of the Company and Tru-Stone as of March 25, 2006 and the unaudited pro forma combined statement of operations of the Company and Tru-Stone for the year ended June 25, 2005 and the nine months ended March 25, 2006.

99.3  Consent of the Independent Auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The L. S. Starrett Company
July 13, 2006	By:
		Name:	Randall J. Hylek
		Title:	Chief Financial Officer